Exhibit 10.2

SPONSOR WARRANT PURCHASE AGREEMENT

This SPONSOR WARRANT PURCHASE AGREEMENT, dated as of February 14, 2008 (this “Agreement”), is entered into by and between Oasis Group, Inc., a Delaware corporation (the “Company”), and Alagem Oasis Group Holdings LLC, a Delaware limited liability company (the “Sponsor”).

WHEREAS, the Company plans to file a registration statement (the “Registration Statement”) on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) in connection with a proposed initial public offering (the “Initial Public Offering”) of the Company’s units (“Units”), each consisting of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one warrant to purchase one additional share of Common Stock for $7.50 (a “Warrant”), subject to the terms and conditions set forth in the Registration Statement; and

WHEREAS, the Company desires to issue and sell, and the Sponsor desires to purchase an aggregate of 7,200,000 Sponsor Warrants (as defined below) in a private placement to occur immediately prior to the consummation of the Initial Public Offering;

NOW, THEREFORE, for and in consideration of the promises and mutual covenants set forth herein, the parties hereto agree as follows:

1. Purchase, Sale and Issuance of the Sponsor Warrants. Subject to and immediately prior to the consummation of the Initial Public Offering, the Company shall issue and sell to the Sponsor, and the Sponsor shall purchase from the Company, in a private placement (the “Sponsor Warrants Offering”) an aggregate of 7,200,000 Warrants (the “Sponsor Warrants”) at a purchase price of $1.00 per Sponsor Warrant (the “Per Sponsor Warrant Price”) for an aggregate purchase price of $7,200,000 (the “Sponsor Warrants Purchase Price”). The terms of the Sponsor Warrants are set forth in the Warrant Agreement dated as of the date hereof (the “Warrant Agreement”) between the Company and American Stock Transfer & Trust Company, as warrant agent, the form of which is attached hereto as Exhibit A.

2. Delivery of the Sponsor Warrants Purchase Price. Upon execution of this Agreement, the Sponsor irrevocably commits to deliver the Sponsor Warrant Purchase Price into a trust account (the “Trust Account”) maintained by American Stock Transfer & Trust Company, acting as trustee (the “Trustee”), by wire transfer of immediately available funds, on the date of the closing of the Sponsor Warrants Offering (the “Closing”).

3. Closing of Purchase and Sale of Sponsor Warrants. The Closing shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, immediately prior to, and shall be subject to, the consummation of the Initial Public Offering. At the Closing, the Company shall deliver to the Sponsor one or more certificates evidencing the Sponsor Warrants, substantially in the form attached as Exhibit B to the Warrant Agreement, registered in the Sponsor’s name or such name as the Sponsor directs in writing, upon the payment in full of the Sponsor Warrant Purchase Price as described in Section 2 of this Agreement.

4. Registration Rights. At or prior to the consummation of the Initial Public Offering, the Company and the Sponsor shall enter into a registration rights agreement pursuant to which the Company will grant certain registration rights to the Sponsor relating to the Sponsor Warrants and the Common Stock issuable upon exercise of the Sponsor Warrants.

5. Company Representations and Warranties. In connection with the issuance and sale of the Sponsor Warrants, the Company hereby represents and warrants to the Sponsor the following:

(a) Organization and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b) Authorization; Enforceability. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) No Conflicts; No Violation. The issuance and sale by the Company of the Sponsor Warrants does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

(d) Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms of this Agreement and the Warrant Agreement, the Common Stock issuable upon exercise of the Sponsor Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Sponsor will have good title to the Sponsor Warrants and the Common Stock issuable upon exercise of such Sponsor Warrants, free and clear of all liens, claims, equities and encumbrances of any kind, other than transfer restrictions hereunder and under the other agreements contemplated hereby.

6. Sponsor Representations and Warranties. In connection with the purchase of the Sponsor Warrants, the Sponsor hereby represents and warrants to the Company the following:

(a) Investment Representations.

(i) The Sponsor is familiar with the Company’s business plans and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Sponsor Warrants.

(ii) The Sponsor has been afforded the opportunity to ask questions of the executive officers and directors of the Company.

(iii) The Sponsor understands that its investment in the Sponsor Warrants involves a high degree of risk.

(iv) The Sponsor has sought such accounting, legal and tax advice as the Sponsor has considered necessary to make an informed investment decision with respect to the Sponsor’s purchase of the Sponsor Warrants.

(v) The Sponsor has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Sponsor Warrants, and is able to bear the economic risk of an investment in the Sponsor Warrants in the amount contemplated hereunder.

(vi) The Sponsor understands that there presently is no public market for the Sponsor Warrants and none is anticipated to develop in the foreseeable future.

(vii) The Sponsor has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity that would be jeopardized by the investment in the Sponsor Warrants to be purchased by the Sponsor. The Sponsor can afford a complete loss of its investment in such Sponsor Warrants.

(viii) The Sponsor is purchasing the Sponsor Warrants for investment for the Sponsor’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ix) The Sponsor understands that the Sponsor Warrants have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and the Sponsor’s compliance with, the representations and warranties and agreements of the Sponsor set forth herein to determine the availability of such exemptions and the eligibility of the Sponsor to acquire such Sponsor Warrants, including, but not limited to, the bona fide nature of the Sponsor’s investment intent as expressed herein.

(x) The Sponsor further acknowledges and understands that the Sponsor Warrants must be held indefinitely unless the Sponsor Warrants are subsequently registered under the Securities Act or an exemption from such registration is available.

(xi) The Sponsor understands that the certificates evidencing the Sponsor Warrants will be imprinted with a legend that prohibits the transfer of the Sponsor Warrants unless the Sponsor Warrants are registered or such registration is not required in the opinion of counsel for the Company.

(xii) The Sponsor represents that the Sponsor is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(xiii) The Sponsor did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.

(xiv) The Sponsor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Sponsor Warrants or the fairness or suitability of the investment in the Sponsor Warrants, nor have such authorities passed upon or endorsed the merits of the offering of the Sponsor Warrants.

(b) Organization and Corporate Power. The Sponsor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Sponsor has all necessary limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(c) Independent Investigation. The Sponsor, in making the decision to purchase the Sponsor Warrants, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Sponsor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Sponsor Warrants to be purchased by the Sponsor and has had full access to such other information concerning the Company as the Sponsor has requested.

(d) Rule 144 Acknowledgments. The Sponsor is aware of the adoption of Rule 144 by the SEC under the Securities Act (“Rule 144”), which permits limited public resale of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Sponsor understands that the Sponsor Warrants to be purchased by the Sponsor are “restricted securities” as that term is defined in Rule 144 and that the Sponsor Warrants to be purchased by the Sponsor must be held indefinitely by the Sponsor unless they are subsequently registered under the Securities Act or an exemption from such registration, such as Rule 144, is available. Notwithstanding the foregoing, the Sponsor further understands and acknowledges that the SEC has taken the position that the Sponsor is considered a promoter under the Securities Act and that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination (as defined below), would act as a “underwriter” under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 will not be available for the resale of the Sponsor Warrants to be purchased by the Sponsor despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

(e) Authorization; Enforceability. All limited liability company action necessary to be taken by the Sponsor to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Sponsor in connection with the transactions contemplated hereby has been duly and validly taken, and this Agreement has been duly executed and delivered by the Sponsor. This Agreement constitutes the valid, binding and enforceable obligation of the Sponsor, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(f) No Conflicts; No Violation. The purchase by the Sponsor of the Sponsor Warrants does not conflict with the organizational documents of the Sponsor or with any material contract, by which the Sponsor or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Sponsor or its property.

(g) Reliance on Representations and Warranties. The Sponsor understands that the Sponsor Warrants to be purchased by the Sponsor are being offered and sold to the Sponsor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement in order to determine the applicability of such provisions.

(h) No Advertisements. The Sponsor did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(i) Blank Check Company Status. The Sponsor understands that the Company is a blank check development stage company recently formed for the purposes of consummating a Business Combination and understands that there is no assurance as to the future performance of the Company and that the Company may never effectuate a Business Combination.

(j) No Legal Advice from Company. The Sponsor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Sponsor’s legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Sponsor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(k) Legends. The Sponsor acknowledges and agrees that the certificates evidencing the Sponsor Warrants to be purchased by the Sponsor shall bear restrictive legends, substantially in the form set forth in Section 7 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (a) pursuant to an effective registration statement filed under the Securities Act, (b) pursuant to any other exemption from the registration requirements of the Securities Act.

7. Legends. The Sponsor Warrants will bear legends in substantially the following forms:

(a) “The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The securities may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under the Securities Act or an opinion of counsel satisfactory to the Company that registration is not required.”

(b) “The securities represented by this Warrant Certificate (including the securities issuable upon the exercise of the Warrant) are subject to the terms and conditions, including certain restrictions on transfer, set forth in the Warrant Agreement, by and between the Company and American Stock Transfer & Trust Company (the “Warrant Agreement”).”

(c) Any legend required by the Securities Escrow Agreement, by and between the Sponsor, the Company and American Stock Transfer & Trust Company, as escrow agent.

(d) Any legend required by state or blue sky laws or regulations.

8. Escrow. Upon consummation of the Initial Public Offering, the Sponsor shall enter into a securities escrow agreement by and between the Company and American Stock Transfer & Trust Company, as escrow agent (the “Securities Escrow Agreement”), whereby the Sponsor Warrants shall be held in escrow until 180 days after the consummation of a Business Combination (as defined below).

9. Forfeiture of Sponsor Warrants.

(a) Failure to Consummate Business Combination. The Sponsor Warrants shall be forfeited to the Company in the event that the Company does not consummate a Business Combination within 24 months after the consummation of the Initial Public Offering (or up to 30 months if the Company’s public stockholders approve an extension). As used in this Agreement, a “Business Combination” shall mean our initial business combination, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, with one or more currently unidentified domestic or international operating businesses or assets, together having a fair market value of at least 80% of our net assets held in trust (net of taxes and an amount disbursed to us for working capital purposes and excluding the amount of the underwriter’s deferred discount held in trust) at the time of the business combination.

(b) Termination of Rights. After such time as the Sponsor Warrants may be forfeited in accordance with this Section 9, the Sponsor shall no longer have any rights as a holder of such Sponsor Warrants and the Company shall take such action as is appropriate to cancel such Sponsor Warrants. To effectuate the foregoing, the Sponsor Warrants shall be held in escrow as set forth in Section 8 of this Agreement and the Sponsor hereby irrevocably grants the Company a limited power of attorney.

10. Survival. All of the representations, warranties, covenants and agreements contained herein shall survive the Closing Date.

11. Transfer and Redemption Restrictions.

(a) Transfer Restrictions. The Sponsor hereby acknowledges and agrees to be bound by the transfer restrictions set forth in the Warrant Agreement:

(b) Redemption. Each of the Company and the Sponsor hereby acknowledges and agrees that, notwithstanding a call for redemption of the Sponsor Warrants by the Company in accordance with the terms of the Warrant Agreement, no Sponsor Warrants held by the Sponsor or any of its Permitted Transferees (as defined in the Warrant Agreement) at the time of such call for redemption shall be redeemable by the Company.

12. Failure to Consummate Initial Public Offering. If the Company does not consummate the Initial Public Offering for any reason, the Company shall either (a) return to the Sponsor the Sponsor Warrants Purchase Price, without interest, as soon as practicable thereafter or (b) instruct the Trustee holding the Sponsor Warrant Purchase Price to release such funds to the Sponsor.

13. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(b) Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives the right to a jury trial in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Sponsor in the negotiation, administration, performance or enforcement hereof.

(c) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.

(d) Binding upon Successors. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, shall be binding upon the Sponsor and the Sponsor’s respective successors and assigns.

(e) Independent Counsel. The Sponsor acknowledges that this Agreement has been prepared on behalf of the Company by Latham & Watkins LLP, counsel to the Company, and that Latham & Watkins LLP does not represent, and is not acting on behalf of, the Sponsor. The Sponsor has been provided with an opportunity to consult with the Sponsor’s counsel with respect to this Agreement.

(f) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address as follows:

If to the Company:

Oasis Group, Inc.

9860 Wilshire Boulevard

Beverly Hills, California 90210

Attn: Samuel M. Surloff

With a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn: Marc D. Jaffe, Esq.

If to the Sponsor:

Alagem Oasis Group Holdings LLC

9860 Wilshire Boulevard

Beverly Hills, California 90210

Attn: Samuel M. Surloff

(g) Indemnification; Recission.

(i) Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warrant, covenant or agreement in this Agreement.

(ii) If the offering of the Units in the Initial Public Offering were deemed to be a general solicitation with respect to the Sponsor Warrants, the offer and sale of such Sponsor Warrants may not be exempt from registration and, if not, the Sponsor may have a right to rescind its purchase of the Sponsor Warrants. In order to facilitate the completion of the Sponsor Warrant Offering and in order to protect the Company, its stockholders and the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, the Sponsor agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Sponsor Warrants. The Sponsor acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Sponsor Warrants to the Sponsor and that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable fees and disbursements of counsel and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Sponsor Warrants under this Agreement or relating to the purchase of the Sponsor Warrants and the transactions contemplated by this Agreement.  The Sponsor acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of the foregoing provisions of this Section 13(ii).

(iii) The Sponsor agrees that to the extent any waiver of rights under this Section 13 is ineffective as a matter of law, the Sponsor has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. The Sponsor acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

(h) Further Execution. The parties agree to take all such further action as may reasonably be necessary to carry out and consummate this Agreement as soon as reasonably practicable.

(i) Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(j) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(k) Amendment. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OASIS GROUP, INC.
By:	/s/ Beny Alagem
Name: Beny Alagem
Title: CEO

ALAGEM OASIS GROUP HOLDINGS LLC
By:	/s/ Samuel Surloff
Name: Samuel Surloff
Title: President